UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) January 25, 2001
                                                  ------------------
                                                  January 25, 2001
                                                  ------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 9.    Regulation FD Disclosure

The following is the prepared comments of the Company `s telephone conference call to discuss the Company's year-end earnings that was broadcast on January 25, 2001 and is being filed herewith as a Regulation FD disclosure.

Teleconference Outline
January 25, 2001

Fourth Quarter and Year End 2000 Earnings Announcement

Barbara Barsky Opening Remarks

Good Morning. Thank you for participating in this teleconference to review PNM's year 2000 results. We'll also update you on our take on California's crisis and restructuring in New Mexico. Today's conference call can also be heard on the web by accessing our web site at www.pnm.com. I am Barbara Barsky, IR officer for PNM. Joining me today are:

o        Jeff Sterba, Chairman, President and CEO
o        Max Maerki, CFO
o        Pat Ortiz, General Counsel
o        Eddie Padilla, Senior VP, Bulk Power
o        John Loyack, Controller

Yesterday, we reported record earnings for the 4th quarter and the full year 2000. A press release was issued which included summary financial information for the fourth quarter and full year of 2000 and earnings guidance for 2001. (This press release was filed in the Company's Form 8-K dated January 25, 2001).

I need to remind you that some of the information we will provide today relative to revenues, earnings, regulatory issues, merger issues and investments should be considered forward looking statements, within the meaning of Section 21E of the Securities and Exchange Act. Actual results for 2001 will be affected by a number of factors, including but not limited to weather, the local and national economies, the competitive environment in the electric and natural gas industries, various legal and state and federal regulatory and legislative outcomes that the company is unable to predict at this time. For more information about these uncertainties and risk factors, please consult PNM's 10K, 10Q and 8K filings with the Securities and Exchange Commission for 1999 and 2000.

I'd now like to introduce Jeff Sterba, who will take about 15 minutes to discuss PNM's financial results and other recent news. Immediately following his remarks, we will open the conference to questions.


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


Jeff Sterba

Good morning and welcome.
The fourth quarter of 2000 was certainly not a dull time for us in the utility industry, particularly here in the West. At PNM, it marked the climax of a great year, a year in which our long-term strategic plan continued to produce solid earnings growth.

We recorded a substantial increase in our wholesale power business, more than doubling revenues over the previous year. Due to that success in the wholesale market, continued retail load growth and effective cost control, PNM earnings for the year exceeded our original expectations.

And 2000 was the year in which we accelerated our planned growth strategy with an acquisition that we believe will make PNM a significant multiregional presence in our industry.

2000 was also a year in which we faced the challenge of a volatile wholesale market, driven by events in California -- and California's difficulties have raised concerns here in New Mexico about our own state's transition to competition.

PNM has responded to those concerns with a proposed solution that we believe will provide New Mexico customers with a sound transition to a competitive market, while providing appropriate protection from the high prices and supply shortages that California has experienced due to their own disregard of sound economic and market principles. At this time, it is unclear what the outcome will be in New Mexico, but we will work to ensure that an appropriate market structure is put in place and that we are provided the business flexibility necessary to enable us to compete.

1.     Fourth Quarter and 2000 Results:

I'll talk more a little later about industry restructuring here in New Mexico, but first let's focus on earnings.

Yesterday we reported net  earnings of $2.53 per diluted  share,  an increase of
21.3 percent over 1999 net earnings of $2.01 per share.

For the fourth quarter, reported earnings were 35 cents per share compared to 41 cents per share in the fourth quarter in '99.

Excluding one-time items and costs related to our proposed Western Resources acquisition, PNM earned $2.58 per share compared to $1.92 in 1999. For the last quarter of 2000, earnings net of one-time items was 58 cents compared to 43 cents in 1999. I'll come back to those one-time items in a few moments.

The increase in earnings is primarily due to first, the success of our wholesale power marketing business; second, a warmer summer and colder winter in 2000 than in the previous year; and third, continued cost control in all areas of our business and lower interest expense.

While PNM wholesale sales for the year were up 11% in terms of kilowatt-hours, wholesale revenues more than doubled, to $748 million for the year. The relatively small growth in sales compared to the big jump in revenues reflects the higher prices and increased volatility we saw in the western market, especially during the second half of 2000.

Although PNM electric retail sales increased about 4.2 percent over 1999 levels, retail electric revenues were down a little less than one percent. The sales increase reflects both continued strong underlying growth in our home territory and warmer temperatures in New Mexico last summer. Those factors were offset by the $37 million rate reduction we implemented for retail customers in the third quarter of 1999.

Operations and maintenance expenses were about flat in 2000 compared to the previous year, and interest expense for the year declined by more than $5 million due to the net retirement of $53 million in debt over the past two years.

We were also able to take advantage of our strong cash position to buy back 1.5 million shares of common stock.

At year end, PNM recorded a one-time regulatory reserve of 17 cents per share, reflecting our view of the probable treatment of certain regulatory assets in the transition to industry restructuring in New Mexico. The other one-time items in 2000 were in the third quarter and included a gain of 21 cents from a legal settlement, a reversal of gas rate reserves of 7 cents, a charge of 7 cents related to the acquisition of a new long-term wholesale customer and a charge of 10 cents related to the proposed acquisition of Western Resources electric utility assets.

2.     California

The big news in our industry in recent months has been the unraveling of industry restructuring in California, and I want to talk a little bit about how that situation impacted our wholesale business in 2000 and how we see it affecting PNM going forward.

PNM is not a major participant in the California market, and only a small part of our sales are directly into the California PX and ISO. We do not track our wholesale trading by state, but we estimate that about 7 percent of our wholesale power went to the California PX and ISO last year.

But California is the 800-pound gorilla of the Western market, and what happens there affects all of us, in 2000 and as we move forward in 2001 in the western marketplace.

First, let me review our exposure to the California and Western market, which we obviously monitor quite closely. We take an active approach to risk management and have strong policies in place to help us understand and minimize our exposure to risks in a commodity market.

We received payment on January 18 from the California Power Exchange for the majority of the bill due, but the exchange is now in default on about $1.7 million that we understand to be the Southern California Edison portion.
Additionally, the Power Exchange and ISO owe us about $6.5 million payable within the next 90 days.

As of two weeks ago, we discontinued trades with the PX and ISO until we have some assurance of payment. We have also transacted business with the California department of Water Resources, but at this time we've also ceased that trading activity until such time as additional security is provided. Until then, we will trade with these California parties only to the extent necessary to comply with the Department of Energy's directive. Given that the greatest problems appear to be in northern California, where it's difficult for us to transmit power, we have only been called on once in recent weeks under this directive.

In the fourth quarter, we also booked an $8.5 million reserve to reflect our exposure to the wholesale market.

Going forward, we expect that the disruptions in the California market will continue to have an impact on PNM's wholesale business in 2001.

As you know, the fundamental problem in California is a mismatch in supply and demand, aggravated by a seriously flawed market structure. While it's too soon to say how long it will take to straighten out the market problems, it's clear that it will take at least a year to 18 months before the new generation now in planning stages can begin to address the supply shortage, and I believe it will be two to three years before power supplies catch up with demand.

So we expect that demand and prices will remain strong, and risk and volatility will remain high in the Western market at least through 2001.

3.     Update on Path to Deregulation in New Mexico

California's problems have raised a lot of second thoughts about proceeding with utility industry restructuring here in New Mexico. A number of parties, including the legislator who sponsored New Mexico's restructuring legislation back in 1999, are now calling for delay of implementation or even repeal.

We understand the concern and fear that what has happened in California not happen here in New Mexico. We believe that the combination of the New Mexico law, developed after five years of study with a focus on avoiding the California model, second, the desire for New Mexico to be the site of environmentally appropriate new power generation, and third, our proposed plan of transition can assure that the California disease will not infect New Mexico customers.

We and many others continue to believe that competition and customer choice are the future of our industry, and that there is no effective back to go back to.

We are urging regulators and legislators to continue to press forward with implementation, while learning from the errors made in California. New Mexico is not California, and our approach to industry restructuring avoids the pitfalls that California fell into. However, we have also indicated a commitment to work with the Legislature if they feel a short-term delay is essential, provided it is structured to continue the development of a competitive supply market and provide us the business flexibility to position and compete.

The Legislature has several possible options: it can decline to amend the restructuring law, which would leave us on track for open access beginning next year.

Alternatively, the Legislature could choose to let the open access dates slip by one, two or maybe even five years, but allow PNM and the other utilities in the state to proceed with corporate separation or something similar that facilitates development of a competitive supply market as well as the other necessary steps in preparation for customer choice.

Or the Legislature could allow delay of all those preparatory steps as well as the open access dates, effectively calling a "time out" that freezes the status quo. It also raises questions about how the supply needs will be met.

The most extreme option would be to repeal the law altogether and attempt to return to the old regulatory system.

There is no doubt that California's unfortunate experience has shaken public confidence in the benefits of utility industry restructuring. Ours is a vital industry, indispensable to modern life in the 21st Century, and people look to us to provide a reliable supply of energy at affordable prices.

But we also believe that free markets, properly structured, will continue to do that, and do it better than regulation. We strongly support continuing with preparing for a competitive market, particularly focusing on the supply side, even if the actual date for open access is delayed for some period of time.

4.     Earnings Forecast for 2001

Based on our strong results in 2000 and our view of developments this year we are raising our earnings forecast for 2001 to $2.60 to $2.70 a share.

We believe that the first and second quarters will exceed the same quarters of last year. In part, this change reflects the pricing in the West during the second half of 2000. We don't believe we will see the same spikes in the second half of this year as we did in 2000 on a comparative basis, so we look for lower third and fourth quarters in 2001 compared to last year.

That assumes that retail sales growth will continue at 2000's rate and that we will continue to see growth in our wholesale margins. It also includes the positive effect of the two gas rate cases settled at the end of the year.

Expenses will increase due to inflation, growth initiatives and regulatory costs. Significant capital additions in 2000 will lead to increased depreciation in 2001, but fewer shares outstanding and reduced losses in our non-regulated businesses will benefit earnings.

At $2.60 to $2.70 earnings for this year, we will produce an annual 16 to 18 percent earnings growth rate since 1999 and be positioned to achieve our target growth rate of 10 percent over the next 5 to 6 years.

Now we'd be glad to take any questions.

Barbara Barsky

Thank you for your interest. Debi Randall and I are available this afternoon if for further discussion.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in supply and demand in the market for electric power, the performance of generating units and transmission system, and state and federal regulatory and legislative decisions and actions, including but not limited to rulings issued by the New Mexico Public Regulation Commission pursuant to the Electric Utility Industry Restructuring Act of 1999 and in other cases now pending or which may be brought before the commission and any action by the New Mexico Legislature to amend or repeal that Act, or other actions relating to restructuring or stranded cost recovery could cause PNM operating revenues and earnings to differ from results forecast in this press release. For a detailed discussion of the important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1999, Form 10-Q for the quarter ended September 30, 2000 and 8K filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  January 25, 2001                          /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)


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